Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern announces shareholders have elected 10 of 13 of the company’s director nominees

Results reflect support for leadership team and strategy

ATLANTA, May 9, 2024 – Norfolk Southern Corporation (NYSE: NSC) announced today that the preliminary vote count of its proxy solicitor indicates that its shareholders have voted to elect 10 of Norfolk Southern’s director nominees at the 2024 Annual Meeting of Shareholders, including:

•	Richard H. Anderson, former CEO of Amtrak and Delta Air Lines

•	Philip S. Davidson, retired four-star Admiral in the U.S. Navy

•	Francesca A. DeBiase, former EVP and global chief supply chain officer of McDonald’s Corporation

•	Marcela E. Donadio, former partner and Americas Oil and Gas sector leader, Ernst & Young

•	Mary Kathryn “Heidi” Heitkamp, former U.S. Senator from North Dakota

•	John C. Huffard, Jr., co-founder of Tenable Network Security, Inc., and Tenable Holdings, Inc.

•	Christopher T. Jones, former corporate VP and president of the technology services sector of Northrop Grumman Corporation

•	Thomas C. Kelleher, chairman of UBS Group AG and former president of Morgan Stanley

•	Claude Mongeau, former president and CEO of Canadian National Railway Company

•	Alan H. Shaw, president and CEO of Norfolk Southern Corporation

Additionally, nominees proposed by Ancora Alternatives LLC, were also elected to the board, including:

•	William Clyburn, Jr., former commissioner and vice-chairman of the U.S. Surface Transportation Board

•	Sameh Fahmy, former EVP of precision scheduled railroading at Kansas City Southern

•	Gilbert Lamphere, chairman of MidRail Corporation and co-founder of MidSouth Rail Corporation

Once finalized, the 13-person board of directors will each serve a one-year term expiring in 2025.

Norfolk Southern issued the following statement:

We appreciate the support of our shareholders and the valuable perspectives they have shared with us in the months leading up to our Annual Meeting.

Our shareholders recognize that positive change is underway at Norfolk Southern. Moving forward, we will continue building on the significant progress Alan Shaw, John Orr, and the entire team have already achieved. Together, we are building a safer, more profitable railroad, closing the margin gap with our peers, and ultimately growing value for our shareholders. We welcome William Clyburn, Jr., Sameh Fahmy, and Gilbert Lamphere to our board. We will work constructively and collaboratively on behalf of our shareholders unlocking the full potential of our powerful franchise.

We thank Amy E. Miles, Jennifer F. Scanlon, and John R. Thompson for their dedication and service to our franchise. We also thank our outgoing directors Thomas Bell, Mitchell Daniels, Steven Leer and Michael Lockhart, each of whom did not stand for re-election to the Board, for their multiple years of service to Norfolk Southern.

The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Elections. Final results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission.

About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and the results of our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.